SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 1995


Commission File Number:  0-7914

                          BASIC EARTH SCIENCE SYSTEMS, INC.
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               (Exact name of registrant as specified in its charter)

          Delaware                           84-0592823
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(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification Number)

633 Seventeenth St., Suite 1670
Denver, Colorado                             80202
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(Address of principal executive offices)     (Zip Code)

(303) 294-9525
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(Registrant telephone including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                  Yes /X/    No / /

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practical date.

                              Common Stock: 16,580,487
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                           INFORMATION INCLUDED IN REPORT

Item 2.   Acquisition or Disposition of Assets

On March 30, 1995, the Company disclosed the modification of its loan agreement with Norwest Bank Colorado N.A. (the Bank) to increase its loan indebtedness by an additional $690,000 to $1,120,000. As a result of required principal payments, by September 13, 1995, the remaining principal balance was $805,000.

However, on September 13, 1995, the Bank and the Company further modified the loan agreement to create a "Declining Balance, Revolving Line Of Credit" (DBRLOC) and increased the face amount of the promissory note to $2,500,000.
The Company is now able to draw on the DBRLOC up to $2,500,000 or the borrowing base, whichever is less. At September 13, 1995 the Company's borrowing base was set at $1,050,000, but declines monthly by the minimum required principal payment. Under the DBRLOC and note, the Company is required to make monthly principal payments commencing October 31, 1995 and continuing each month thereafter until May 31, 1998 in the following minimum amounts:
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
     October 31, 1995 through December 31, 1995        $53,000 per month
     January 31, 1996 through December 31, 1996        $30,000 per month
     January 31, 1997 through December 31, 1997        $25,000 per month
     January 31, 1998 through May 31, 1998             $20,000 per month
     May 1, 1998                                       Balance of remaining
                                                       principal

The Company's borrowing base will be reviewed biannually and may be adjusted up or down due to reevaluation of previously collateralized properties, addition of newly acquired properties, increased reserves created by enhancements or exploitation and rising or declining oil or gas prices. At May 31, 1998, unless the DBRLOC is again modified or the borrowing base is adjusted, the outstanding principal balance is expected to be approximately $131,000.

In addition to the above described principal payments, monthly interest payments are due on the unpaid principal balance at the Bank's fluctuating prime lending rate plus two percent (2%). In addition, quarterly, the Company is required to pay a commitment fee on the unused portion of the adjusted and declined borrowing base at the rate of 1/2% per annum.

As a result of the foregoing loan modification, the Company now has the ability to draw an additional $245,000 from the DBRLOC. In addition, the Company may reduce the loan balance ahead of schedule and be able to re-borrow up to the declined and/or adjusted borrowing base. The increased loan facility allows the Company to be able to continue implementing its plan of acquiring additional producing properties, assuming favorable purchase terms are available, and exploiting both existing and newly acquired properties for additional cashflow and reserve potential. At this time the Company has not identified any additional properties for acquisition.

Furthermore, on September 13, 1995, in addition to the above described DBRLOC, the Bank and the Company executed the collateral documents necessary to create a second Revolving Line Of Credit (RLOC) and make an additional $900,000 available for the Company's hedging activities. The terms of the RLOC have not yet been finalized and funds under this second facility are not yet available. In addition to other anticipated requirements and restrictions, the funds from the RLOC can only be used to fund margin requirements associated with the Company's hedging activities. It is expected that terms for the RLOC will be finalized, and funds will be available, within the next two weeks.

The DBRLOC and RLOC are collateralized and secured by mortgages on substantially all of the Company's producing oil and gas properties and the Company's hedging/margin account associated with the Company's hedging activities.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By (Signature)                /s/ Ray Singleton
(Name and title)              Ray Singleton, President
(Date)                        September 21, 1995


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